AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2004
                                               Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                          MONEYGRAM INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

               DELAWARE                              16-1690064
----------------------------------------   -------------------------------------
   (State or other jurisdiction of                (I.R.S. employer
    incorporation or organization)             identification number)



       1550 UTICA AVENUE SOUTH
        MINNEAPOLIS, MINNESOTA                         55416
----------------------------------------  --------------------------------------
(Address of principal executive offices)             (Zip code)


            MONEYGRAM INTERNATIONAL, INC. 2004 OMNIBUS INCENTIVE PLAN
                            (Full title of the plan)

--------------------------------------------------------------------------------

                                TERESA H. JOHNSON
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          MONEYGRAM INTERNATIONAL, INC.
                             1550 UTICA AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55416
                     (Name and Address of Agent for Service)

                                 (952) 591-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                          ---------------------------
                        CALCULATION OF REGISTRATION FEE

================================== ================== ====================== ====================== =====================
          TITLE OF EACH              AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
       CLASS OF SECURITIES            REGISTERED         OFFERING PRICE            AGGREGATE            REGISTRATION
        TO BE REGISTERED            (NO. OF SHARES)       PER SHARE (2)         OFFERING PRICE              FEE
                                          (1)
---------------------------------- ------------------ ---------------------- ---------------------- ---------------------
Common Stock, par value $.01 per
   share (and associated
   Preferred Share Purchase
   Rights) ...................         7,811,134              $20.11              $157,081,904             $19,902
---------------------------------- ------------------ ---------------------- ---------------------- ---------------------

---------------------

(1) Represents the maximum number of shares that may currently be issued under the Registrant's 2004 Omnibus Incentive Plan. The number of shares being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or other similar transactions.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), based on the average of the high and low prices of the Registrant's Common Stock on June 28, 2004, as reported on the New York Stock Exchange.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.
                ---------------------------------------

                  The following documents, which have been filed by MoneyGram International, Inc. (hereinafter the "Company" or the "Registrant") with the Commission pursuant to the Securities Act, are incorporated by reference herein and shall be deemed to be a part hereof:

                  (a) the Registrant's Registration Statement on Form 10 (File No. 001-31950) initially filed on December 29, 2003, as amended (the "Form 10");

                  (b) the Registrant's current report on Form 8-K (File No. 001-31950) filed on June 17, 2004; and

                  (c) the description of the Registrant's common stock and associated preferred share purchase rights contained in the Form 10, including any amendment or report filed for the purpose of updating such description.

                  All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. In this Registration Statement, the Company refers to these documents, and the documents enumerated above, as the "incorporated documents."

                  Any statement contained in an incorporated document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES.
                -------------------------

                  Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.
                --------------------------------------

                  Not applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                -----------------------------------------

                  The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

                           A corporation shall have the power to indemnify any
                  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                           A corporation shall have the power to indemnify any
                  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  As permitted by Delaware law, the Registrant has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain limitations. In addition, its certificate of incorporation and bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

                  The Registrant has procured directors and officers liability insurance for the benefit of its directors and officers.

                  In addition, the Registrant has entered into or will enter into indemnification agreements with each of its directors. These agreements provide, among other things, that the Registrant must, subject to specified exceptions:

                  o indemnify each director to the full extent authorized or permitted by applicable law;

                  o maintain insurance policies for the benefit of each director that are applicable for so long as the director continues to serve as a director and thereafter for so long as a director is subject to any possible or threatened claim or action relating to the director's service as a director; and

                 o indemnify each director against all expenses, fines, fees and amounts paid in settlement incurred by the director in connection with a threatened, pending or complete action relating to the director's service as a director.

In addition, the indemnification agreements provide for procedures for implementing the indemnities described above, including advancement of expenses.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.
                -----------------------------------

                  Not applicable.

ITEM 8.         EXHIBITS.
                --------

                  See attached Exhibit Index.

ITEM 9.         UNDERTAKINGS.
                ------------

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, MoneyGram International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and the State of Minnesota, on this 29th date of June, 2004.

                          MONEYGRAM INTERNATIONAL, INC.


                              By:    /s/ Philip W. Milne
                                     --------------------------------
                                     Name:  Philip W. Milne
                                     Title:  President & Chief Executive Officer


                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                       Title                         Date
    ---------                       -----                         ----
                          President, Chief Executive
                          Officer and Director
/s/ Philip W. Milne       (Principal Executive Officer)       June 29, 2004
------------------------
    Philip W. Milne

                          Director, Vice President and
                          Treasurer
                          (Principal Financial and
/s/ Ellen M. Ingersoll    Accounting Officer)                 June 29, 2004
------------------------
    Ellen M. Ingersoll

                          Director, Vice President and
/s/ Scott E. Sayre        Secretary                           June 29, 2004
------------------------
    Scott E. Sayre





/s/ Suzanne Pearl         Director and Vice President         June 29, 2004
------------------------
    Suzanne Pearl

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                               Description
-----------                               -----------
   4.1 Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Registrant's Registration Statement on Form 10 (File No. 001-31950))

   4.2 Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to Registrant's Registration Statement on Form 10 (File No. 001-31950))

   4.3 Form of Specimen Certificate for MoneyGram Common Stock (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to Registrant's Registration Statement on Form 10 (File No. 001-31950))

   4.4 Form of Preferred Share Purchase Rights Agreement between MoneyGram International, Inc. and Wells Fargo Bank, N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to Registrant's Registration Statement on Form 10 (File No. 001-31950))

   4.5 Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to Registrant's Registration Statement on Form 10 (File No. 001-31950)

   4.6 Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.4 to Amendment No. 4 to Registrant's Registration Statement on Form 10 (File No. 001-31950))

   5.1 Opinion of Dorsey & Whitney LLP, regarding the due authorization and valid issuance of the shares of common stock

  23.1          Consent of Deloitte and Touche LLP

  23.2          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)